Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the amended report of Entrx Corporation (the “Company”) on Form 10-K/A for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne W. Mills, Chief Executive Officer of the Company, and I, Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne W. Mills

Wayne W. Mills
Chief Executive Officer
April 28, 2004

/s/ Brian D. Niebur

Brian D. Niebur
Chief Financial Officer
April 28, 2004